Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 28, 2014 with respect to the audited financial statements of Sand International, Inc for the year ended March 31, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

May 28, 2014